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                                                                    Exhibit 23.1

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-62889) pertaining to the IMPCO Investment and Tax Savings Plan of IMPCO Technologies, Inc. of our report dated September 25, 2001, with respect to the financial statements and schedule of the IMPCO Investment and Tax Savings Plan included in this Annual Report (Form 11-K) for the year ended March 31, 2001.

                                                     /s/ Ernst & Young LLP


Long Beach, California
September 26, 2001